UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2024

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

Houston, Texas

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On August 26, 2024, Archrock Partners, L.P. (the “Partnership”), and its wholly owned subsidiary, Archrock Partners Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), completed a private offering (the “Notes Offering”) of $700,000,000 aggregate principal amount of 6.625% senior notes due 2032 (the “Notes”), along with the related guarantees of the Notes (the “Guarantees”).

The Notes and Guarantees were issued pursuant to an indenture (the “Indenture”), dated August 26, 2024, among the Issuers, Archrock, Inc. (the “Parent”), certain subsidiaries (other than the Issuers) of the Parent party thereto (collectively with the Parent, the “Guarantors”) and Regions Bank, as trustee (the “Trustee”).

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors. The Notes and the Guarantees rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness.

Interest on the Notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2025, at a rate of 6.625% per year. The Notes mature on September 1, 2032.

At any time prior to September 1, 2027, the Issuers may redeem all or part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time prior to September 1, 2027, the Issuers may also redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from one or more equity offerings, at a redemption price of 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, as long as at least 60% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Parent and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering.

On or after September 1, 2027, the Issuers may redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date, beginning on September 1 of the years indicated below:

Year	Percentage
2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

The Indenture contains covenants that will limit the ability of the Parent and its restricted subsidiaries, including the Issuers, to (i) make distributions on, purchase or redeem the Parent’s common stock or repurchase or redeem subordinated indebtedness; (ii) make investments; (iii) incur, assume or guarantee additional indebtedness or issue preferred stock; (iv) create liens to secure indebtedness; (v) sell or otherwise dispose of assets; (vi) consolidate with or merge with or into, or sell its properties to, another person; (vii) enter into transactions with affiliates; and (viii) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and S&P Global Ratings and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) covenant defaults, (iv) cross-defaults to certain indebtedness and (v) certain events of bankruptcy or insolvency with respect to the Parent or any of the Guarantors (including the Issuers). If an event of default arises from certain events of bankruptcy, insolvency or reorganization, with respect to the Issuers, the Parent, any restricted subsidiary of the Parent that is a significant subsidiary or any group of restricted subsidiaries of the Parent that, taken together, would constitute a significant subsidiary of the Parent, all outstanding Notes will become due and payable immediately without further action or notice. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

If the Partnership experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Partnership will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Supplemental Indenture to the Existing 2027 Notes Indenture

On August 26, 2024, Archrock ELT LLC, a subsidiary of the Partnership (the “Guaranteeing Subsidiary”), the Issuers, the Parent, the other guarantors party thereto and Computershare Trust Company (as successor in interest to Wells Fargo Bank, National Association), as trustee, entered into a supplemental indenture (the “Supplemental Indenture to the Existing 2027 Notes Indenture”) to the indenture, dated as of March 21, 2019, governing the Issuers’ 6.875% Senior Notes due 2027 (the “Existing 2027 Notes” and such indenture, the “Existing 2027 Notes Indenture”). Pursuant to the Supplemental Indenture to the Existing 2027 Notes Indenture, the Guaranteeing Subsidiary became a guarantor of the Issuers’ obligations under the Existing 2027 Notes.

The summary of the Supplemental Indenture to the Existing 2027 Notes Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Supplemental Indenture to the Existing 2028 Notes Indenture

On August 26, 2024, the Guaranteeing Subsidiary, the Issuers, the Parent, the other guarantors party thereto and Computershare Trust Company (as successor in interest to Wells Fargo Bank, National Association), as trustee, entered into a supplemental indenture (the “Supplemental Indenture to the Existing 2028 Notes Indenture”) to the indenture, dated as of December 20, 2019, governing the Issuers’ 6.25% Senior Notes due 2028 (the “Existing 2028 Notes” and such indenture, the “Existing 2028 Notes Indenture”). Pursuant to the Supplemental Indenture to the Existing 2028 Notes Indenture, the Guaranteeing Subsidiary became a guarantor of the Issuers’ obligations under the Existing 2028 Notes.

The summary of the Supplemental Indenture to the Existing 2028 Notes Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 hereof is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 26, 2024, the Parent issued a press release announcing the closing of the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On August 26, 2024, the Parent issued a press release announcing the early tender results and initial settlement date for its previously announced cash tender offer for up to $200 million aggregate principal amount of its Existing 2027 Notes. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of August 26, 2024, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., the guarantors party thereto and Regions Bank, as trustee.
4.2	Supplemental Indenture, dated August 26, 2024, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., Archrock, Inc., the other guarantors party thereto and Computershare Trust Company (as successor in interest to Wells Fargo Bank, National Association), as trustee.
4.3	Supplemental Indenture, dated August 26, 2024, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., Archrock, Inc., the other guarantors party thereto and Computershare Trust Company (as successor in interest to Wells Fargo Bank, National Association), as trustee.
99.1	Archrock, Inc. press release, dated August 26, 2024, announcing the closing of the Notes Offering.
99.2	Archrock, Inc. press release, dated August 26, 2024, announcing the early tender results and initial settlement date.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

Date: August 26, 2024

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